Exhibit 10.6

FOURTH AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (the “Amendment”) is made as of November 15, 2017, by and between MONTGOMERY STERLING, L.L.C., an Illinois limited liability company, as Seller, and S.R. JACOBSON DEVELOPMENT CORP., a Michigan corporation on behalf of an entity to be named, as Purchaser.

WHEREAS, Seller and Purchaser entered into a certain Real Estates Purchase And Sale Agreement, dated as of January 10, 2017, as amended by a certain Amendment To Real Estates Purchase And Sale Agreement, dated April 7, 2017, and further amended by a certain Second Amendment To Real Estates Purchase And Sale Agreement, dated April 25, 2017 and a Third Amendment to Purchase and Sale Agreement dated as of June 9, 2017 (together the “Agreement”), pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, that certain real property located in the Village of Montgomery (“Village”), County of Kendal and State of Illinois with Parcel Identification Numbers 03-02-203-002, 03-02-202-001, 03-02-204-001 and 03-02-100-028 (the “Property”).

WHEREAS, the parties agree to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree the Agreement is hereby amended as follows:

1.	Paragraph 3.A. The Purchase Price shall be $2,425,000.00

2.	Paragraph 3.B. Within one (1) business day after receiving site plan and annexation agreement amendment approval from the Village of Montgomery, Purchaser shall deposit with Title Company the sum of Fifty Thousand Dollars ($50,000.00).

3.	Paragraph 3.D. The Inspection Period has expired. The initial Earnest Money deposit of $25,000 shall be non-refundable to Purchaser. Except for a Seller default or failure of a closing condition, the additional $50,000 Earnest Money to be deposited after receipt of site plan and annexation agreement amendment approval shall be non-refundable to Purchaser.

4.	Paragraph 6. The Approval Period has been extended to the date upon which the site plan and annexation agreement amendment has been approved by the Village of Montgomery, bust is not to extend beyond January 10, 2018.

5.	Paragraph 7. The Closing Date shall be within thirty (30) days of the date upon which the site plan and annexation agreement amendment has been approved by the Village.

6.	Balance of Terms. Except as set forth herein, the Agreement remains unmodified and in full force and effect.

7.	Miscellaneous. This Amendment may be executed in any number of counterparts, and by separate parties hereon on separate counterparts, and all of such counterparts taken together shall constitute one and the same Amendment. This Amendment may be executed and delivered by facsimile or electronic mail in PDF format. The section headings set forth in this Amendment are for convenience of reference only, and do not define, limit or construe the contents of such sections.

[4th Amendment to Purchase and Sale Agreement for Montgomery}

The parties have executed this Amendment as of the date first written above.

SELLER:		PURCHASER:

MONTGOMERY STERLING, L.L.C.		S.R. JACOBSON DEVELOPMENT CORP. on behalf of an entity to be named

/s/	GUADALUPE GRIFFIN	/s/	S.R. JACOBSON DEVELOPMENT CORP.
By:	Guadalupe Griffin	By:	Scott R. Jacobson
Its:	Senior Vice President	Its:	Member

[4th Amendment to Purchase and Sale Agreement for Montgomery}